Exhibit 10.51

Summary of MeadWestvaco Corporation 2015 Long-Term Incentive Plan

Under the MeadWestvaco Corporation Long-Term Annual Incentive Plan (the “Plan”), which is a part of the 2005 Performance Incentive Plan, Amended and Restated effective February 25, 2013, the Compensation and Organization Development Committee (the “Committee”) of the Board of Directors awards each executive a long-term incentive award that is payable entirely in equity, with no cash component. The size of each executive officer’s long-term award is determined after review of external competitive market data, peer group and general industry trends.

For 2015, approximately 70% of a senior executive’s long-term award is payable in the form of performance-based restricted stock units (“PSUs”) and approximately 30% in the form of non-qualified stock options. Given the pending business combination with the Rock-Tenn Company (“Transaction”), the Committee established 2015 long-term performance goals based on a 6-month and 3-year performance period. Payouts under the 2015 Long-Term Incentive Plan would be pro-rated based on the closing date of the Transaction and the achievement of performance goals, as determined by the Committee.

The 6-month performance period includes the goal of earnings before interest and tax (“EBIT”). EBIT is defined as full year net sales less the cost of goods sold and selling, general and administrative expenses, excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes.

The 3-year performance period, the Committee established a performance threshold of a minimum level of EBIT to serve as an umbrella metric for the PSUs, which must be achieved during either 2015 or 2016. If the threshold level of EBIT is achieved, the Committee may vest PSUs for all executive officers based on the attainment of an additional key financial metric also set by the Committee, enterprise economic profit during the three year performance period that begins January 1, 2015 and ends on December 31, 2017 (“Performance Period”). Enterprise economic profit (“EP”) is defined as after-tax EBIT, less the company’s weighted average cost of capital applied to total capital employed, (net debt plus total shareholder equity) subject to certain adjustments. For the EP performance objective, the Committee sets performance driven threshold, target and stretch payout levels reflecting a payout curve ranging from 50% of the target incentive to 200% of the target incentive. The Committee may adjust PSU award values to reflect progress made towards target performance levels, provided that no PSU award shall vest in the event of performance below threshold goals. During the vesting period, dividends on unvested PSU awards are credited to an executive’s award in the form of additional units, but are only delivered when and to the extent that the underlying award vests.

Stock options awarded under the Plan generally are subject to a three-year pro rata vesting expiring on the third anniversary of the grant date. While there is no performance-based prerequisite to the vesting of stock options, in the event the market value of the common stock does not appreciate over the exercise price, the options will have no value. The exercise price for stock options is not less than the “fair market value” of the common stock underlying the awards on the grant date. “Fair market value” is defined as the closing price of such common stock as reflected on the New York Stock Exchange on the grant date and is a term and condition of all stock option awards approved by the Committee. No dividend rights attach to non-qualified stock options.

Both awards of PSUs and stock options are subject to automatic forfeiture in the event of termination for gross misconduct and are subject to the company’s Recoupment Policy.

The following are the terms and conditions applicable to the award of PSUs and stock options:

Terms and Conditions – PSUs

1.	Eligibility: Executive employees designated by the Compensation and Organization Development Committee (the “Committee”) as recommended by management shall be eligible to participate.

2.	Plan: Awards of performance-based restricted stock units (“PSUs”) shall be made under the 2005 MeadWestvaco Corporation Performance Incentive Plan, as amended (the “Plan”), and are subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. Each capitalized term not defined herein has the meaning assigned to such term in the Plan. The Committee shall have sole discretion to determine all issues with respect to Awards.

3.	Terms: A PSU Award will be evidenced by these Terms and Conditions pursuant to which MeadWestvaco Corporation (the “Company”) grants PSUs with respect to a specified number of Shares to the grantee subject to the conditions set forth below.

4.	Date of Award: February 23, 2015 (the “Date of Award”) or any subsequent date on which an Award is made in 2015.

5.	Award Payment: The PSUs shall be contingent and shall vest and be payable if and to the extent that the performance goals set forth on the attached Exhibit A (the “Performance Goals”) are met and the employment conditions and other conditions of these Terms and Conditions are met.

6.	Certificate Delivery: The grantee shall not be entitled to receive delivery of Shares underlying any vested portion of the Award until the payment date provided in these Terms and Conditions.

7.	Voting Rights: The grantee shall have no voting rights with respect to the PSU Award.

8.	Dividends: The grantee shall be credited with dividend equivalents as declared, which shall be converted to PSUs and ultimately settled in Shares at the same time and on the same terms as the underlying PSU Award.

9.	Automatic Forfeiture: PSUs will automatically be forfeited under the following circumstances:

a.	Employment of the grantee is terminated for “gross misconduct.” Gross misconduct is defined as (i) fraud, misappropriation or embezzlement; (ii) engaging in conduct that is demonstratively and materially injurious to the Company; (iii) gross or intentional neglect of duties or responsibilities as an employee; or (iv) gross or intentional violation of the Company’s policies and procedures; or

b.	The grantee breaches any confidentiality, non-solicitation or non-competition covenant set forth on the attached Exhibit B or in any Restrictive Covenants Agreement betweem the grantee and the Company or an affiliate.

c.	The Committee requires recoupment of the PSU Award in accordance with the Company Recoupment Policy.

d.	Failure to meet the Performance Goals.

10.	Restrictive Covenants: By accepting the PSU Award, the grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit B. If the grantee has a written Restrictive Covenants Agreement with the Company or an affiliate, the grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of this PSU Award.

11.	Transferability: PSUs shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.

12.	Performance Goals: The performance period with respect to the PSUs shall be January 1, 2015 through December 31, 2017 (the “Performance Period”) subject to Section 16, Change of Control. At the end of the Performance Period, the Committee shall determine whether and to what extent the Performance Goals have been met and shall certify attainment of the Performance Goals. The Committee shall have the discretion to reduce (including to zero) the number of PSUs that would otherwise vest upon attainment of the Performance Goals, based on such factors as the Committee deems appropriate.

13.	Vesting or Restriction Period: The PSUs shall vest, based on attainment of the Performance Goals during the Performance Period as determined by the Committee, provided the grantee continues to be employed by the Company through the date on which the Committee certifies the Performance Goals have been attained (the “Vesting Date”). Except as otherwise provided below, if the grantee terminates employment prior to the Vesting Date, the PSUs shall be cancelled and all rights of the grantee to the PSU Award shall terminate.

14.	Termination of Employment: Subject to Section 16, if, prior to the Vesting Date, (i) the grantee terminates employment on account of death or disability (as defined below) or upon reaching retirement age (as defined below) or (ii) the grantee’s employment is involuntarily terminated by the Company (other than for gross misconduct) by reason of a divestiture of a business of the Company, mutual agreement, or job elimination, and such termination occurs after the first anniversary of the Date of Award, the grantee shall earn a pro-rata portion of the PSUs approved by the Committee. The pro-rata portion shall be determined as the number of PSUs calculated based on attainment of the Performance Goals, multiplied by a fraction, the numerator of which is the number of completed full months from the Date of Award to the grantee’s termination date and the denominator of which is 36. The vested PSUs shall be paid as described in Section 17 below. For purposes of this Award:

a.	The term “retirement age” shall mean on or after age 55 (with 20 years of service) or 65 or subject to the forfeiture provisions of Section 9 above; and

b.	The term “disability” shall mean permanently and totally disabled under the terms of the Company’s qualified retirement plans.

15.	Leave of Absence: In the event that the grantee is on an approved leave of absence, the grantee’s PSUs shall continue in effect in accordance with these terms during his or her leave of absence, subject to the Committee’s discretion.

16.	Change of Control: If, prior to the Vesting Date, there is a Change of Control as defined in the Plan, as a result of the Business Combination Agreement between the Company and Rock-Tenn Company dated January 25, 2015, the grantee shall earn a pro-rata portion of the PSUs approved by the Committee (and the remaining PSUs shall be cancelled). The pro-rata portion shall be determined as the number of PSUs calculated based on attainment of the Performance Goals established for a Change of Control (“COC Goals”) set forth on the attached Exhibit A, multiplied by a fraction, the numerator of which is the number of completed full months from January 1, 2015 to the effective date of the Change of Control and the denominator of which is 36. The PSUs shall vest, based on attainment of the COC Goals during the Performance Period as determined by the Committee, and provided the grantee continues to be employed by the Company through February 23, 2018 (the “Vesting Date”). If the grantee voluntarily terminates employment prior to the Vesting Date, the PSUs shall be cancelled and all rights of the grantee to the PSU Award shall terminate. If the grantee’s employment terminates for any other reason (including death, disability or retirement but excluding gross misconduct, as these terms are defined above), the pro-rata portion of the PSU Award approved by the Committee shall vest and be paid as described in Section 17 below.

17.	Payment Date: Payment of the grantee’s vested PSUs shall be made in Shares within 60 days after the Vesting Date, provided that all such payments shall be subject to compliance with the requirements of Section 409A of the Internal Revenue Code.

18.	Tax Withholding: The grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the PSU Award. The grantee may satisfy any tax withholding obligations arising upon settlement of the PSUs by (a) authorizing the Company to deduct from the grantee’s brokerage account the cash amount necessary to satisfy any tax withholding, (b) authorizing the Company to withhold Shares otherwise issuable as part of the PSUs, (c) tendering Shares previously acquired to the Company, or (d) authorizing the Company to sell a portion of Shares otherwise issuable as part of the PSUs in an amount necessary to generate sufficient cash to satisfy the tax withholding obligation. If the Company receives no instruction from the grantee with respect to alternative means to satisfy his or her tax withholding obligation, the obligation shall be satisfied by withholding Shares from the grantee’s PSUs. Any Share withholding shall not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and foreign tax liabilities.

Exhibit A - Performance Goals

Performance Goals – Three Year Performance Period

1.	Two performance goals have been established by the Committee for the PSU Award. The EBIT goal must be met in order for any PSUs to vest under the EP goal.

a.	The EBIT goal is based on Earnings Before Interest and Taxes (“EBIT”).

•	Under the EBIT goal, the Company must achieve a specified level of EBIT during the fiscal year ending December 31, 2015 or during the fiscal year ending December 31, 2016.

•	If the EBIT goal is met, the PSUs may vest up to 200% of the target Award. If the EBIT goal is not met, no PSUs may vest.

b.	The EP goal is based on Cumulative Change in Economic Profit (“EP”).

•	The EP goal must be met during the three-year Performance Period that begins on January 1, 2015 and ends on December 31, 2017.

If the EBIT goal is met, the Committee will determine whether and to what extent the EP goal is met and the number of PSUs that may vest based on achievement of the Performance Goals. The amount may be reduced by the Committee as provided in the Terms and Conditions. The amount that may vest based on achievement of the EP goal may not exceed the maximum amount determined based on achievement of the EBIT goal.

Performance Goals – Six Month Performance Period

2.	One performance goal has been established by the Committee for the PSU Award.

The EBIT goal is based on Earnings Before Interest and Taxes (“EBIT”). If the EBIT goal is met, the PSUs may vest up to 200% of the target Award. If the EBIT goal is not met, no PSUs may vest.

3.	Earnings Before Interest and Taxes

Earnings Before Interest and Taxes (EBIT) is defined as full year net sales less the cost of goods sold and Selling, General and Administrative expenses (SG&A), excluding interest income and expense, corporate income taxes, extraordinary items, discontinued operations, restructuring charges and certain one-time costs and the cumulative effect of accounting changes. EBIT will be determined by the Committee based on the Company’s financial statements.

4.	Economic Profit

Enterprise Economic Profit (EP) is a measure of performance that is defined as after-tax EBIT, less the Company’s weighted average cost of capital applied to the capital employed (net of debt plus total shareholder equity).

Adjustments are made for pension (asset, income and liability), historical (pre-2010) good will and intangibles (asset, expense and liability), and non-operational items such as restructuring charges; after-tax EBIT is calculated using a planned operations tax rate. EBIT will be determined by the Committee based on the Company’s financial statements.

Cumulative Change in EP measures the change in EP between two periods. Cumulative Change in EP will be measured by comparing the baseline EP for the fiscal year ending December 31, 2014 to the EP for the fiscal year ending December 31, 2017

At the end of the Performance Period, the Committee will determine the Cumulative Change in EP and will apply that number to the schedule described above. The “Percent of Target Award” indicates the percentage of the grantee’s target Award of PSUs that are eligible for vesting based on attainment of the EP goal, as described in the Terms and Conditions.

5.	Committee Discretion

The Committee shall have the discretion to reduce the PSU Award that would otherwise vest upon the attainment of the Performance Goals (assuming EBIT threshold is met), based on such factors as the Committee deems appropriate.

Exhibit B - Restrictive Covenants

By accepting this PSU Award, the grantee agrees to comply with the following terms:

Confidential Information

a.	For purposes of this Award letter, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The grantee acknowledges that the grantee’s relationship with the Company is one of confidence and trust such that the grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.

b.	The grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation

a.	The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates, and during the 12 month period following the grantee’s termination of employment for any reason (the “Restricted Period”), the grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the grantee or any other person or business entity, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.

b.	The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee shall not, either directly or indirectly:

(i)	solicit or do business with, or attempt to solicit or do business with, any customer with whom the grantee had material contact, or about whom the grantee received Confidential Information within 12 months prior to the grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the grantee’s employment with the Company or its affiliates, or

(ii)	encourage any customer with whom the grantee had material contact, or about whom the grantee received Confidential Information within 12 months prior to the grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition

The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee will not, without the Company’s express written consent, in any geographic area in which the grantee had responsibility within the last two years prior to the grantee’s termination of employment where the Company or its affiliates do business, directly or indirectly in the same or similar capacity to the services the grantee performed for the Company;

(i)	own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the grantee was materially involved during the two years prior to the grantee’s termination; or

(ii)	provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the grantee was materially involved during the two years prior to the grantee’s termination.

Notwithstanding the foregoing, the grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.

Other Acknowledgements and Agreements

The grantee acknowledges and agrees that in the event the grantee breaches any of the covenants or agreements contained in this Exhibit B:

(i)	The Company may in its discretion determine that the grantee shall forfeit the outstanding PSUs (without regard to whether the PSUs have vested), and the outstanding PSUs shall immediately terminate, and

(ii)	The Company may in its discretion require the grantee to return to the Company any cash or Shares received upon distribution of the PSUs under this Award. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the grantee’s breach of the covenants or agreements contained in this Exhibit B.

If any portion of the covenants or agreements contained in this Exhibit B, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit B is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit B shall survive the termination of these terms and conditions.

Terms and Conditions – Stock Options

1.	Eligibility: Executive employees designated by the Compensation and Organization Development Committee (the “Committee”) as recommended by management shall be eligible to participate.

2.	Plan: Awards of stock options (“Options”) shall be made under the 2005 MeadWestvaco Corporation Performance Incentive Plan, as amended (the “Plan”), and are subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. Each capitalized term not defined herein has meaning assigned to such term in the Plan. The Committee shall have sole discretion to determine all issues with respect to Awards.

3.	Terms: An Option Award will be evidenced by these Terms and Conditions pursuant to which MeadWestvaco Corporation (the “Company”) grants an Option with respect to a specified number of Shares to the grantee subject to the conditions set forth below. Any Option Award shall be granted in the form of a Non-Qualified Stock Option.

4.	Date of Award: February 23, 2015 (the “Date of Award”) or any subsequent date on which an Award is made in 2015.

5.	Exercise Price: The exercise price of any Shares subject to an Option Award shall be the Market Price of such Shares on the Date of Award. Market Price shall be determined by calculating the closing price of a Share as traded and reported by the New York Stock Exchange.

6.	Award Term: The Option shall be contingent and shall vest and be exercisable if and to the extent that the employment conditions and other conditions in these Terms and Conditions are met. The Option may not be exercised after ten (10) years from the Date of Award.

7.	Vesting: An Option Award will vest in equal 1/3 increments on the anniversary dates of the Date of Award, beginning on the first anniversary of the Date of Award. Except as otherwise provided below, if the grantee terminates employment prior to the becoming fully vested in the Option Award, the unvested portion of the Option Award shall be forfeited and all rights of the grantee to the unvested Option Award shall terminate.

8.	Exercise Method: The Company will provide instructions to the grantee for how to exercise the Option, pay the exercise price and pay applicable taxes.

9.	Automatic Forfeiture: An Option Award, whether vested or unvested, will automatically be forfeited under the following circumstances:

a.	Employment of the grantee is terminated for “gross misconduct.” Gross misconduct is defined as (i) fraud, misappropriation or embezzlement; (ii) engaging in conduct that is demonstratively and materially injurious to the Company; (iii) gross or intentional neglect of duties or responsibilities as an employee; or (iv) gross or intentional violation of the Company’s policies and procedures.

b.	The grantee breaches any confidentiality, non-solicitation or non-competition covenant set forth on the attached Exhibit A or in any Restrictive Covenants Agreement between the grantee and the Company or an affiliate.

c.	The Committee requires recoupment of the Option Award in accordance with the Company Recoupment Policy.

10.	Restrictive Covenants: By accepting the Option Award, the grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A. If the grantee has a written Restrictive Covenants Agreement with the Company or an affiliate, the grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of this Option Award.

11.	Termination of Employment: Any Option Award shall be subject to the following provisions relating to the exercise of the Option Award subsequent to termination of employment, subject to Section 9 above and the requirement that an Option cannot be exercised after ten (10) years from the Date of Award:

a.	In the event of involuntary termination of employment with the Company or any of its affiliates (other than for gross misconduct) by reason of a divestiture of a business of the Company, mutual agreement, or job elimination, the unvested portion of the Option Award shall be forfeited and the right to exercise the vested portion of the Option Award shall expire two (2) years after the date of such termination. If termination is for any other reason, other than death, disability (as defined below) or retirement (as defined below), the right to exercise the vested portion of the Option Award expires ninety (90) days after the date of termination.

b.	In the event of termination of employment due to disability, the unvested portion of the Option Award shall immediately vest and the right to exercise the vested portion of the Option Award shall expire three (3) years after the date of such termination. The term “disability” shall mean permanently and totally disabled under the terms of the Company’s qualified retirement plans.

c.	In the event of termination of employment upon reaching retirement age, the Option Award shall be treated as follows:

i.	For a termination of employment on or after 65 or age 62 (with 20 years of service), the unvested portion of the Option Award shall immediately vest and the right to exercise the vested portion of the Option Award shall expire ten (10) years after the Date of Award.

ii.	For a termination of employment on or after age 55 (with 20 years of service), the unvested portion of the Option Award shall continue to vest after termination and the right to exercise the vested portion of the Option Award shall expire upon the earlier of five (5) years from the date of termination or ten (10) years after the Date of the Award.

d.	In the event of termination of employment due to death, the unvested portion of the Option Award shall immediately vest and the right to exercise the vested portion of the Option Award shall expire three (3) years after the date of death. In the case of death following retirement, the Committee shall have the discretion, as permitted by law, to alleviate any hardship on an estate’s ability to exercise any Non-Qualified Stock Option. In case the employee is deceased, the Option Award is exercisable by the grantee’s personal representative (executor or administrator) heirs or legatees.

12.	Leave of Absence: In the event that a grantee is on an approved leave of absence, the grantee’s Option shall continue in accordance with its terms during his or her leave of absence, subject to the Committee’s discretion.

13.	Change of Control: If, prior to the Vesting Date, there is a Change of Control as defined in the Plan, as a result of the Business Combination Agreement between the Company and Rock-Tenn Company dated January 25, 2015, the grantee shall earn a pro-rata portion of the Option Award approved by the Committee (and the remaining Option Award shall be cancelled). The pro-rata portion shall be determined as the number of the Option Award multiplied by a fraction, the numerator of which is the number of completed full months from January 1, 2015 to the effective date of the Change of Control and the denominator of which is 36. The pro-rata Option Award shall vest as provided in Section 7, subject to the following. If the grantee voluntarily terminates employment prior to the becoming fully vested in the Option Award, the unvested portion of the Option Award shall be forfeited and all rights of the grantee to the unvested Option Award shall terminate. If the grantee’s employment terminates for any other reason (including death, disability or retirement but excluding gross misconduct, as these terms are defined above), the Option Award shall fully vest.

14.	Transferability: To the extent permitted by law, Non-qualified Stock Options may be transferred to immediate family members and to charities described in Sections 170(c), 2055(a) and 2552(a) of the Code, with the restriction that any attempted further transfer shall be void.

15.	Tax Withholding: The grantee is solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the Option Award. The grantee may satisfy any tax withholding obligations arising with respect to the Option by (a) authorizing the Company to deduct from the grantee’s brokerage account the necessary cash to satisfy the tax withholding, (b) authorizing the Company to withhold Shares otherwise issuable as part of the Option, as applicable, (c) tendering Shares previously acquired to the Company, or (d) authorizing the Company to sell a portion of Shares otherwise issuable as part of the Option in an amount necessary to generate sufficient cash to satisfy the withholding obligation, as applicable. If the Company receives no instruction from the grantee with respect to alternative means to satisfy his or her tax withholding obligation, the obligation shall be satisfied by withholding Shares from the grantee’s Option. Any share withholding shall not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and foreign tax liabilities.

Exhibit A - Restrictive Covenants

By accepting this Option Award, the grantee agrees to comply with the following terms:

Confidential Information

a.	For purposes of this Award, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as trade secret under applicable law. The grantee acknowledges that the grantee’s relationship with the Company is one of confidence and trust such that the grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.

b.	The grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation

a.	The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates, and during the 12 month period following the grantee’s termination of employment for any reason (the “Restricted Period”), the grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the grantee or any other person or business entity, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.

b.	The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee shall not, either directly or indirectly:

(i)	solicit or do business with, or attempt to solicit or do business with, any customer with whom the grantee had material contact, or about whom the grantee received Confidential Information within 12 months prior to the grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the grantee’s employment with the Company or its affiliates, or

(ii)	encourage any customer with whom the grantee had material contact, or about whom the grantee received Confidential Information within 12 months prior to the grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition

The grantee covenants and agrees that during the grantee’s employment with the Company and its affiliates and during the Restricted Period, the grantee will not, without the Company’s express written consent, in any geographic area in which the grantee had a responsibility within the last two years prior to the grantee’s termination of employment where the Company or its affiliates do business, directly or indirectly in the same or similar capacity to the services the grantee performed for the Company:

(i)	own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the grantee was materially involved during the two years prior to the grantee’s termination; or

(ii)	provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the grantee was materially involved during the two years prior to the grantee’s termination.

Notwithstanding the foregoing, the grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.

Other Acknowledgements and Agreements

The grantee acknowledges and agrees that in the event the grantee breaches any of the covenants or agreements contained in this Exhibit A:

(i)	The Company may determine that the grantee shall forfeit the outstanding stock options (without regard to whether the stock options have vested), and the outstanding stock options shall immediately terminate, and

(ii)	The Company may require the grantee to return to the Company any cash or shares of Company stock received upon exercise of the stock option, net of the exercise price paid by the grantee upon exercise of the stock option; provided, that if the grantee has disposed of any shares of Company stock received upon exercise of the stock option, then the Committee may require the grantee to pay to the Company, in cash, the fair market value of such shares of Company stock as of the date of disposition, net of the exercise price paid by the grantee upon exercise of the stock option. The Company shall exercise the right of recoupment provided in this section (a) within one year after the Company’s discovery of the grantee’s breach of the covenants or agreements contained in this Exhibit A.

If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of this Award.